Exhibit 99

Z Trim Holdings Announces Update Regarding Status of Zaghi Litigation
Wednesday February 20, 2008

MUNDELEIN, Ill., February 20, 2008 / PRNewswire/ -- Z Trim Holdings, Inc. (Amex: ZTM), announced today an update with respect to its ongoing litigation with Farhad Zaghi.

As the Company previously reported, on November 29, 2007 the settlement agreement concerning the Company’s litigation with Farhad Zaghi and related parties (collectively, “Zaghi”) was deemed null and void by Zaghi.

The parties have since attended a court-ordered settlement conference, and all parties other than Greg Halpern (the Company’s former CEO) have reached a new settlement agreement.  Whereas the old agreement had two components:  (1) the Company would have an open-ended obligation to issue common stock to Zaghi until he realized proceeds of approximately $1.7 million from the sale of stock before the litigation would be dismissed, and (2) the issuance of approximately 2.26 million warrants, the new agreement requires only that a fixed number of shares and warrants be issued to Zaghi.  Specifically, under the new settlement agreement, the Company has agreed to issue to a Zaghi affiliate and register for resale 3 million shares of the Company’s common stock and a warrant to purchase an additional 2.5 million shares of the Company’s common stock.  The warrant is immediately exercisable, with a three-year term and a variable exercise price equal to the lowest twelve-trading-day average closing price of the Company’s common stock during the period between the date of issuance of the warrant and the date of notice of exercise.  Under the new settlement agreement, the parties to the agreement have agreed to dismiss their cases without prejudice, and have exchanged covenants not to sue.    The Company’s registration obligation with respect to the settlement shares and the shares underlying the warrants is on a best-efforts basis, but if the registration is not effective by March 17, 2008, Zaghi will have the right to terminate the agreement.  “We look forward to putting litigation behind us so as to allow us to focus all of our resources on executing our business plan,” stated Steve Cohen, President of Z Trim Holdings, Inc.

ABOUT Z TRIM®

Z Trim, www.ztrim.com, is a natural functional food ingredient made from the hulls of grain. Z Trim lowers calories from fats by up to 80% in many foods without negatively affecting taste or texture, and can substantially reduce harmful trans and saturated fats found in many foods. Z Trim has wide application in dairy products, dressings, dips, sauces, baked goods, processed meats, snack foods, cookies, pies, cakes, icings, brownies, bars, ice cream, milk shakes and many other foods.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward−looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Z Trim Holdings to be materially different from any future results, performance or achievements expressed or implied by these forward−looking statements.  Other factors, which could materially affect such forward−looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to material weaknesses in internal control over financial reporting, our history of operating losses, lack thus far of significant market acceptance of our products, the fact that we may dilute existing shareholders through additional stock issuances, and our reliance on our intellectual property.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward−looking statements and are cautioned not to place undue reliance on such forward−looking statements. The forward−looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward−looking statements to reflect subsequent events or circumstances.

Contact:          Brian Chaiken
Voice:              847-549-6002
Email:              brianc@ztrim.com